Exhibit 99.1

One Progress Plaza, Suite 2400, St. Petersburg, FL 33701

NEWS FOR IMMEDIATE RELEASE

First Advantage Contacts:
John Lamson	Renee Svec
Chief Financial Officer and Executive Vice President	Director - Corporate Communications
727.214.3411, ext. 214	727.214.3411, ext. 212
jlamson@fadv.com	rsvec@fadv.com

FIRST ADVANTAGE CORPORATION REPORTS OPERATING RESULTS

FOR THE THIRD QUARTER OF 2004 AND PROVIDES 2005 GUIDANCE

ST. PETERSBURG, Fla., Oct. 26, 2004—First Advantage Corporation (NASDAQ: FADV), a risk mitigation business solutions provider, today announced operating results for the third quarter of 2004 and provided earnings per share and revenue guidance for 2005.

First Advantage reported net income of $4.2 million (19 cents per diluted share) for the quarter ended Sept. 30, 2004, compared with net income of $3.2 million (15 cents per diluted share) for the quarter ended June 30, 2004. Net income for the quarter ended Sept. 30, 2003, was $1.4 million (7 cents per diluted share).

Revenues for the company were $71.9 million and $68.9 million for the quarters ended Sept. 30, 2004, and June 30, 2004, respectively. First Advantage’s revenue was $47.6 million for the quarter ended Sept. 30, 2003.

Earnings before interest, taxes, depreciation and amortization (EBITDA) were $11.1 million and $9.2 million for the quarters ended Sept. 30, 2004, and June 30, 2004, respectively.

“First Advantage continues to make progress toward our long-term growth goals,” said John Long, chief executive officer and president. “Overall, third quarter results are in line with expectations and provide early evidence of the potential of our growth strategy. While we have accomplished a lot in a relatively short period of time, we still have much work ahead as we continue to consolidate our background and drug screening acquisitions and add new businesses to our portfolio.

“During the quarter, we welcomed several new additions to First Advantage,” said Long. “The purchase of National Background Data provides us with a wholesale marketing arm to sell First Advantage products to our employment and resident screening competitors nationwide.

“BackTrack Reports, with expertise in the financial services industry, is expected to contribute scale to First Advantage’s corporate due diligence services, delivered by CoreFacts, also acquired earlier in 2004.

“The Alameda Company acquisition was completed in October. This acquisition will add volume to the employment tax credits and incentives business that we entered earlier this year with the acquisition of CIC Enterprises. The recently passed middle-class tax bill (HR1308) includes Work Opportunity Tax Credits and Welfare to Work provisions that are retroactive to Jan. 1, 2004.”

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First Advantage Corporation Reports Operating Results for the Third Quarter of 2004

With another quarter’s revenue, margin and earnings growth to its credit, First Advantage management remains committed to its long-term growth strategy. Projected 2004 total revenue remains at approximately $265 million with diluted earnings per share in the range of 46 to 52 cents in spite of anticipated historical seasonality in the Enterprise Screening segment during the fourth quarter.

For the year ending Dec. 31, 2005, First Advantage management is estimating diluted earnings per share will be in the range of 85 to 95 cents with total revenue estimated in the range of $310 to $325 million. Estimated earnings per share and estimated revenue for 2005 do not include the financial impact of acquisitions that may be completed in 2005.

First Advantage’s third quarter results will be discussed in more detail on Tuesday, Oct. 26, 2004, at 9 a.m. EDT, via teleconference. The dial-in number is 877.989.4943 and the pass code is advantage. The live audio webcast of the call will be accessible from First Advantage’s Web site at www.fadv.com, using conference number 8231377 and pass code advantage to log in from the main Investor Relations page. An audio replay of the conference call will be available through Nov. 26, 2004, by dialing 888.568.0384. An audio archive of the call will also be available for replay on First Advantage’s Web site.

Summary Income Statement (Unaudited)

	Three Months Ended Sept. 30,		Nine Months Ended Sept. 30,
	2004	2003	2004	2003
Service revenue	$60,722,000	$39,555,000	$164,713,000	$93,883,000
Reimbursed government fee revenue	11,208,000	8,079,000	33,569,000	22,723,000

Total revenue	71,930,000	47,634,000	198,282,000	116,606,000

Cost of service revenue	16,668,000	10,661,000	47,207,000	24,654,000
Government fees paid	11,208,000	8,079,000	33,569,000	22,723,000

Total cost of sales	27,876,000	18,740,000	80,776,000	47,377,000

Gross margin	44,054,000	28,894,000	117,506,000	69,229,000

Salaries and benefits	21,842,000	14,261,000	60,560,000	36,098,000
Other operating expenses	11,157,000	9,709,000	32,753,000	20,526,000
Depreciation and amortization	3,283,000	2,396,000	9,068,000	5,966,000

Income from operations	7,772,000	2,528,000	15,125,000	6,639,000

Interest (expense) income:
Interest expense	(601,000)	(12,000)	(1,322,000)	(67,000)
Interest income	6,000	9,000	13,000	30,000

Total interest expense, net	(595,000)	(3,000)	(1,309,000)	(37,000)

Income before income taxes	7,177,000	2,525,000	13,816,000	6,602,000
Provision for income taxes	3,026,000	1,096,000	5,818,000	2,792,000

Net income	$4,151,000	$1,429,000	$7,998,000	$3,810,000

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First Advantage Corporation Reports Operating Results for the Third Quarter of 2004

	Three Months Ended Sept. 30,		Nine Months Ended Sept. 30,
	2004	2003	2004	2003
Per share amounts:
Basic earnings per share	$.19	$.07	$.37	$.19

Basic weighted-average shares outstanding	21,878,468	20,203,955	21,513,246	20,069,893

Diluted earnings per share	$.19	$.07	$.37	$.19

Diluted weighted-average shares outstanding	22,323,884	20,337,947	21,841,787	20,185,345

EBITDA calculation:
Net income	$4,151,000	$1,429,000	$7,998,000	$3,810,000
Provision for income taxes	3,026,000	1,096,000	5,818,000	2,792,000
Interest expense	601,000	12,000	1,322,000	67,000
Depreciation and amortization	3,283,000	2,396,000	9,068,000	5,966,000

Earnings before interest, taxes, depreciation and amortization (EBITDA)*	$11,061,000	$4,933,000	$24,206,000	$12,635,000

*	EBITDA is not a measure of financial performance under generally accepted accounting principles. EBITDA is used by certain investors to analyze and compare companies.

Segment Financial Information (Unaudited)

	Three Months Ended Sept. 30,		Nine Months Ended Sept. 30,
	2004	2003	2004	2003
Service revenue
Enterprise Screening	$47,530,000	$30,455,000	$125,977,000	$78,196,000
Risk Mitigation	10,714,000	4,585,000	30,159,000	10,228,000
Consumer Direct	2,815,000	4,955,000	10,011,000	6,534,000
Corporate and Eliminations	(337,000)	(440,000)	(1,434,000)	(1,075,000)

Consolidated	$60,722,000	$39,555,000	$164,713,000	$93,883,000

Income (loss) before income taxes
Enterprise Screening	$8,317,000	$2,622,000	$16,787,000	$6,128,000
Risk Mitigation	2,089,000	1,521,000	5,260,000	4,279,000
Consumer Direct	137,000	117,000	(4,000)	135,000
Corporate and Eliminations	(3,366,000)	(1,735,000)	(8,227,000)	(3,940,000)

Consolidated	$7,177,000	$2,525,000	$13,816,000	$6,602,000

Operating margin percentage of service revenue
Enterprise Screening	17.50%	8.61%	13.33%	7.84%
Risk Mitigation	19.50%	33.17%	17.44%	41.84%
Consumer Direct	4.87%	2.36%	-0.04%	2.07%
Corporate and Eliminations	N/A	N/A	N/A	N/A

Consolidated	11.82%	6.38%	8.39%	7.03%

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First Advantage Corporation Reports Operating Results for the Third Quarter of 2004

About First Advantage Corporation

First Advantage Corporation (NASDAQ: FADV) provides best-in-class single-source solutions for global risk mitigation and enterprise and consumer screening needs. Incorporating state-of-the-art technology, proprietary systems and data resources, First Advantage is a leading provider of employment background screening, drug-free workplace programs and other occupational health testing, employee assistance programs, resident screening, motor vehicle records, investigative services, computer forensics and electronic discovery services, supply chain security, corporate tax and incentive services, and consumer location services. First Advantage ranks among the top three companies in all of its major business lines. First Advantage is headquartered in St. Petersburg, Fla., and has more than 1,700 employees in offices throughout the United States and abroad. Further information about the company is available at www.FADV.com.

First Advantage is a majority-owned subsidiary of The First American Corporation (NYSE: FAF), a Fortune 500 company that traces its history to 1889. First American is the nation’s largest data provider, supplying businesses and consumers with information resources in connection with the major economic events of people’s lives. Additional information about the First American Family of Companies can be found at www.firstam.com.

Certain statements in this press release, including those related to anticipated earnings for the year ending on Dec. 31, 2004, forecasts of earnings per share for the years ending Dec. 31, 2004 and Dec. 31, 2005, respectively, forecasts of diluted earnings per share for the year ending Dec. 31. 2005, anticipated revenue for the year ending Dec. 31, 2005, the impact of future acquisitions on 2005 earnings, the ability to consolidate employment background and drug screening businesses, effects of consolidation on future earnings, ability to execute the company’s long-term growth strategy, ability to sell products to employment and resident screening competitors nationwide, contribution by BackTrack Reports to corporate due diligence services, and the addition of volume to employment tax credits and incentives are forward looking. Risks and uncertainties exist that may cause results to differ materially from those set forth in these forward-looking statements. Factors that could cause the anticipated results to differ from those described in the forward-looking statements include: general volatility of the capital markets and the market price of the company’s Class A common stock; the company’s ability to successfully raise capital; the company’s ability to identify and complete acquisitions and successfully integrate businesses it acquires; changes in applicable government regulations; the degree and nature of the company’s competition; increases in the company’s expenses; continued consolidation among the company’s competitors and customers; unanticipated technological changes and requirements; the company’s ability to identify suppliers of quality and cost-effective data, and other risks identified from time-to-time in the company’s SEC filings. The forward-looking statements speak only as of the date they are made. The company does not undertake to update forward-looking statements to reflect circumstances or events that occur after the date the forward-looking statements are. Investors are advised to consult the company’s filings with the SEC, including its 2003 Annual Report on Form 10-K, for a further discussion of these and other risks.

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